SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  December 20, 2010

NewCardio, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Mission College Blvd., Suite 1175, Santa Clara, CA		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(408) 516-5000
N/A
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

The information set forth under Item 3.02 of this Current Report on Form 8-K relating to the entry into a Supplement to the Securities Purchase Agreement dated as of October 1, 2010 is hereby incorporated in this Item 1.01 by reference.

Item 5.02.     Unregistered Sales of Equity Securities

On December 21, 2011, NewCardio, Inc., a Delaware corporation (the “Company”), issued 300 shares of its Series D Convertible Preferred Stock (the “Shares”), and warrants to purchase 300,000 shares of is common stock (the “Warrants”) to an accredited investor pursuant to a supplement to the Securities Purchase Agreement dated as of October 1, 2010 for a purchase price of $300,000.

Each of the Shares is convertible, at any time at the option of the holder, into 1,000 shares of the Company’s common stock, subject to certain adjustments, and automatic conversion, as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.  The Warrants are exercisable at a price of $1.10 per share at any time commencing June 20, 2011 through December 20, 2015 and have a cashless exercise provision.

The Shares and Warrants were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering, and/or Regulation D, promulgated thereunder, and in reliance upon exemptions from registration under applicable state securities laws.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.40	December 20, 2010 Supplement to the Securities Purchase Agreement dated as of October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCARDIO, INC.

By:	/s/ Richard D. Brounstein
Name: Richard D. Brounstein
Title: Chief Financial Officer

Dated: December 23, 2010

Exhibit Index

Exhibit No.                      Description

10.40	December 20, 2010 Supplement to the Securities Purchase Agreement dated as of October 1, 2010

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